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                                                                    EXHIBIT 21.1

RFS HOTEL INVESTORS, INC.
SUBSIDIARIES OF THE REGISTRANT



                                             State of
Name                                       Incorporation
----                                       ------------

RFS Partnership, L.P.                        Tennessee

RFS Managers, Inc.                           Tennessee

RFS Financing Corporation                    Tennessee

RFS Financing Partnership, L.P.              Tennessee

Ridge Lake General Partners, Inc.            Tennessee

RFS MM 1 1998 Corporation                     Virginia

RFS MM 2 1998 Corporation                     Virginia

RFS SPE 1 1998 LLC                            Virginia

RFS SPE 2 1998 LLC                            Virginia

Wharf Associates Partnership                California